                                                                  EXHIBIT 10.118


================================================================================





                              PURCHASE AGREEMENT

                                    BETWEEN

                            LATEX RESOURCES, INC.,

                                      AND

                           IMPERIAL PETROLEUM, INC.

                              SEPTEMBER 30, 1996




================================================================================

                              PURCHASE AGREEMENT

         This Purchase Agreement is entered into this 30th day of September, 1996, by and among LATEX RESOURCES, INC., a Delaware corporation ("LRI") and IMPERIAL PETROLEUM, INC., a Nevada Corporation ("Imperial").

                                   WITNESSETH:

         WHEREAS,, LRI has entered into an Agreement and Plan of Merger dated August 9, 1996 with Alliance Resources Plc ("ARP"), pursuant to which LRI will merge with a United States subsidiary of ARP, the terms of which require, among others, that LRI divest itself of certain assets consisting of the capital stock of certain corporations; and

         WHEREAS, Imperial is willing to acquire the capital stock of certain corporations held by LRI, including shares of common stock of Imperial, in order to further Imperial's business operations and LRI desires to sell such capital stock to Imperial on the terms set forth in this Agreement.

         NOW, THEREFORE, In consideration of the premises and in consideration of the agreements and benefits set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Imperial and LRI agree as follows.

                                 1. Definitions

         1.01 "Affiliate" means any person which, directly or indirectly, controls, is controlled by or is under common control of the referenced party. A person shall be deemed to be "controlled by" any other person if such other person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

         1.02 "Business Day" means any day other than a day on which national banks domiciled in Tulsa, Oklahoma are authorized to close.

         1.03 "Closing" shall have the meaning given in Section 2.03.

         1.04 "Closing Date" shall have the meaning given in Section 2.03.

         1.05 "Imperial" means Imperial Petroleum, Inc., a Nevada corporation, and its Subsidiaries.

         1.06 "LRI" means LaTex Resources, Inc., a Delaware corporation.

         1.07 "1933 Act" shall mean the Securities Act of 1933, as amended.

         1.08 "Imperial Disclosures Reports" shall have the meaning set forth in the opening paragraph of Article 3.
                         ------- -

         1.09 "Imperial Financial Statements" shall have the meaning set forth in Section 3.06.
   ------------

         1.10 "Imperial Public Reports" shall have the meaning set forth in
Section 3.05.
------- ----

         1.11 "GAAP" refers to generally accepted accounting principles as in effect from time to time in the United States.

         1.12 "Indemnitee" means any person which may be entitled to seek indemnification pursuant to the provisions of Section 8 of this Agreement.
                                              ------- -

         1.13 "Indemnitor" means any person which may be obligated to provide indemnification pursuant to Section 8 of this Agreement.
                            ------- -
         1.14 "Knowledge" means either (a) the actual knowledge, or (b) an objective standard of knowledge which imputes knowledge because a reasonable investigation of files and records would have disclosed the matter to which the statement relates.

         1.15 "LRI Disclosure Reports" has the meaning set forth in the opening paragraph of Article 4 of this Agreement.
             ------- -

         1.16 "LRI Financial Statements" shall have the meaning set forth in
Section 4.06.
------- ----

         1.17 "LRI Public Reports" shall have the meaning set forth in Section
                                                                       -------
4.05.
----

         1.18 "LRI Shares" shall have the meaning set forth in Section 2.02.
                                                               ------- ----

         1.19 "Liability" means and includes any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, whether known or unknown, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (including, without limitation, reasonable fees and expenses of counsel).

         1.20 "Losses" means any and all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, losses, Liabilities, costs and expenses paid or incurred or diminutions in value of any kind or character (whether or not known or asserted prior to the date hereof, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise), including without limitation, penalties, interest on any amount payable to a third party (which will include claims by governmental entities and agencies) as a result of the foregoing and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any Liability, and all amounts paid in settlement of claims or actions arising under Section 7 of this
                                                      ------- -
Agreement; provided, however, that Losses shall be net of any insurance proceeds received by an Indemnitee on account of such Losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds); provided, however, nothing in Section 7 of this Agreement shall require an Indemnitee to
                    ------- -
proceed against its insurance carrier or to maintain insurance of any kind.

         1.21 "SEC" means the Securities and Exchange Commission.

         1.22 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.23 "Sold Shares" has the meaning set forth in Section 2.01.
                                                         ------- ----

         1.24 "Sold Companies" has the meaning set forth in Section 2.01.
                                                            ------- ----
         1.25 "Subsidiary" means any corporation with respect to which a specified person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         1.26 "Third Party Claims" means any and all Losses (other than loss of expected or anticipated profit) which arise out of or result from (i) any claims or actions asserted against an Indemnitee by a third party, (ii) any rights of a third party asserted against an Indemnitee, or (iii) any Liabilities of, or amounts payable by an Indemnitee to a third party arising out of clauses (i) or
(ii).

                              2. Purchase and Sale
                                 -----------------

         2.01 Purchase and Sale of Sold Shares. On and subject to the terms and
              --------------------------------
conditions of this Agreement, Imperial agrees to purchase from LRI and LRI agrees to sell, assign, transfer, convey and deliver to Imperial at Closing all of LRI's right, title and interest in and to the shares of capital stock (collectively the "Sold Shares") of each company (collectively, the "Sold Companies") as follows:

              (a) 5,000,000 shares of common stock of Wexford Technology, Inc., a Utah corporation ("Wexford"), representing approximately 32.3% of the issued and outstanding common stock of Wexford;

              (b) 3,798,730 shares of common stock of Imperial, representing approximately 13% of the issued and outstanding common stock of Imperial;

              (c) 5,000 shares of common stock of LaTex Resources International, Inc., a Delaware corporation ("LaTex International"), representing 100% of the issued and outstanding common stock of LaTex International; and

              (d) 30,000 shares of common stock of Phoenix Metals, Inc., a Texas corporation ("Phoenix Metals"), representing 100% of the issued and outstanding common stock of Phoenix Metals.

         2.02 Sold Shares Purchase Price. In full consideration for the purchase
              --------------------------
by Imperial from LRI of the Sold Shares, Imperial shall sell, assign, transfer, convey and deliver to LRI at Closing all of Imperial's right, title and interest in and to 100,000 shares of LRI common stock (the "LRI Shares").

         2.03 Closing. The purchase and sale referenced in Sections 2.01 of this
              -------                                      -------- ----
Agreement shall take place at 10:00 a.m. at the offices of Pray, Walker, Jackman, Williamson & Marlar, 900 ONEOK Plaza, Tulsa, Oklahoma, 74103, on _____, 1996, or at such other time or place as the parties hereto shall by written instrument designate. Such purchase and sale is referred to in this Agreement as the "Closing" and the time and date of the closing are referred to in this Agreement as the "Closing Date".

         2.04 Closing Deliveries by LRI. At Closing, LRI will deliver to
              -------------------------
Imperial:
              (a) the stock certificates for the Sold Shares for each Sold Company as provided in Section 2.01 of this Agreement, duly endorsed to Imperial
                               ----
or accompanied by duly executed stock powers;

              (b) certified copies of corporate resolutions and other corporate proceedings taken by LRI to authorize the execution, delivery and performance of this Agreement;

              (c) all files and records, including without limitation, bank records, stock records, corporate records, financial records, contracts, agreements, assignments, receipts, deeds, leases (including all lease, production, reserve and other files and records relating to the oil, gas or other mineral properties) and correspondence and any other documents or files in the possession of LRI which in any way relate to the current or former operations of the Sold Companies and/or any of their predecessors; provided, that such delivery may be made to a location other than the location of Closing upon mutual agreement of LRI and Imperial;

              (d) a certificate of corporate good standing for LRI from the Secretary of State of the state of Delaware; and

              (e) all other documents, instruments and writings required to be delivered by LRI pursuant to Section 2.08 and any other provision of this
                                ------- ----
Agreement.

         2.05 Closing Deliveries by Imperial. At Closing, Imperial will deliver
              ------------------------------
to LRI:

              (a) the stock certificates for the LRI Shares as provided in
Section 2.02 of this Agreement duly endorsed to LRI or accompanied by a duly
------- ----
executed stock power;

              (b) certified copies of corporate resolutions and other corporate proceedings taken by Imperial to authorize the execution, delivery and performance of this Agreement;

              (c) a certificate of corporate good standing for Imperial from the Secretary of State of the state of Nevada; and

              (d) all other documents, instruments and writings required to be delivered by Imperial pursuant to Section 2.07 and any other provision of
                                     ------- ----
this Agreement.

         2.06 General Conditions to Closing. The obligations of the parties to
              -----------------------------
effect the Closing shall be subject to the following conditions:

              (a) Board of Directors of LRI and the Board of Directors of Imperial shall have each approved this Agreement in accordance to the provisions of applicable state law;

              (b) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, filing or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Imperial to own or operate the Sold Companies (and no such injunction, judgment, order, decree, ruling or charge shall be in effect); and

              (c) all governmental approvals, the absence of which would have a materially adverse effect on LRI on a consolidated basis or Imperial, on a consolidated basis, after the Closing, shall have been received.

         2.07 Conditions to LRI's Obligation to Close. The obligations of LRI
              ---------------------------------------
under this Agreement to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by LRI in writing:

              (a) Imperial shall have executed and delivered to LRI a written assumption and guaranty of the obligations of Wexford and its subsidiaries, LaTex International and Phoenix Metals to LRI as set forth on Exhibit A attached
                                                              -------
hereto, in form and substance satisfactory to LRI;

              (b) LRI shall have received the written consent of ARP to the execution, delivery and performance of this Agreement by LRI;

              (c) LRI shall have received the written consent of its principal lender, Bank of America N.A. or any bank which provides refinancing to LRI of the indebtedness of LRI to Bank of America, to the execution, delivery and performance of this Agreement by LRI;

              (d) LRI shall have received the written opinion of its investment banker that the sale of the Sold Shares on the terms set forth in this Agreement is fair to the shareholders of LRI from a financial point of view;

              (e) the representations and warranties of Imperial contained in
Article 3 shall be true and correct in all material respects as of the date of
---------
this Agreement and as of the Closing Date;

              (f) Imperial shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with at or prior to the Closing Date;

              (g) Imperial shall have furnished LRI with a certificate, dated the Closing Date, stating that the representations and warranties of Imperial contained in Article 3 are true and correct on the Closing Date in all material respects as if then made;

              (h) there shall be no claims, actions, suits or governmental proceedings (excluding any such matter initiated by LRI) pending, or threatened to be instituted before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby;

              (i) all statutory requirements for the valid consummation by Imperial and LRI of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities and any other person required to be obtained in order to permit consummation by Imperial and LRI of the transactions contemplated by this Agreement shall have been obtained and Imperial shall have obtained and delivered to LRI consents to the transactions contemplated by this Agreement from the parties to all material contracts which require such consent;

              (j) Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to Imperial or LRI or any of their respective Subsidiaries or Affiliates) an investigation which is pending at the Closing Date relating to Imperial or the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Imperial, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof; and

              (k) all papers, documents, agreements and other items required by Imperial to be delivered by Imperial at Closing pursuant to Section 2.05
                                                               ------------
shall have been delivered by Imperial at Closing.

Nothing contained in this Section 2.07 shall affect LRI's rights under this
                          ------------
Agreement with respect to the representations, warranties or covenants of Imperial which survive Closing.

         2.08 Conditions to Imperial's Obligation to Close. The obligations of
              --------------------------------------------
Imperial under this Agreement to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by Imperial in writing:

              (a) the representations and warranties of LRI contained in
Article 4 shall be true and correct in all material respects as of the date of
---------
this Agreement and as of the Closing Date;

              (b) LRI shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with at or prior to the Closing Date;

              (c) LRI shall have furnished Imperial with a certificate, dated the Closing Date, stating that the representations and warranties of LRI contained in Article 4 are true and correct on the Closing Date in all material
             ---------
respects as if then made;

              (d) there shall not have occurred (i) any material adverse change in the business properties, results of operations or in the condition of the Sold Companies or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance), financial condition, business or properties of the Sold Companies which will eventually affect or impair the ability of Imperial to conduct the business now being conducted by the Sold Companies after the Closing;

              (e) there shall be no actions, written claims, suits or governmental proceedings (excluding any such matter initiated by Imperial) pending, or threatened to be instituted before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this agreement or the consummation of the transaction contemplated hereby;

              (f) all statutory requirements for the valid consummation by Imperial and LRI of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities and any other person required to be obtained in order to permit consummation by Imperial and LRI of the transactions contemplated by this Agreement shall have been obtained and LRI shall have obtained and delivered to Imperial consents to the transaction contemplated by this Agreement from the parties to all material contracts which require such consents;

              (g) Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to Imperial or LRI or any of their respective Subsidiaries or Affiliates) an investigation which is pending at the Closing Date relating to LRI or the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of LRI, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof; and

              (h) all papers, documents, agreements and other items required to be delivered by LRI at Closing pursuant to Section 2.04 shall have been
                                           ------------
delivered by LRI at Closing.

Nothing contained in this Section 2.08 shall affect Imperial's rights under this
                          ------------
Agreement with respect to the representations, warranties or covenants of LRI which survive closing.

            3.  Representations and Warranties Respecting Imperial
                --------------------------------------------------
         Imperial represents and warrants to LRI that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and
        ---------
will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the Imperial Annual Report on
                ---------
Form 10-K for the year ended July 31, 1995 and Quarterly Report on Form 10-Q for the nine months ended April 30, 1996, each as filed with the SEC and which accompany this Agreement (the "Imperial Disclosure Reports").

         3.01 Organization and Good Standing. Each of Imperial and its
              ------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the states of their respective incorporation. Each of Imperial and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the nature of the business conducted by it or the properties owned, leased, or operated by it makes such qualification necessary, and in which the failure to be so qualified or licensed would have a material adverse effect upon the business, operations, assets or financial condition of Imperial.

         3.02 Corporate Power. Each of Imperial and its Subsidiaries has full
              ---------------
corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Imperial has full right, power, authority and legal capacity to execute, deliver and perform this Agreement and all other agreements contemplated hereby to be executed and delivered by Imperial. This Agreement and the consummation of the transactions contemplated hereby have been duly and unanimously approved by the board of directors of Imperial, and this Agreement has been duly executed and delivered by Imperial.

This Agreement constitutes the legal, valid and binding obligation of, and is enforceable in accordance with its terms against, Imperial except as may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Neither Imperial nor any of its Subsidiaries is in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

         3.03 Capitalization. The entire authorized capital stock of Imperial
              --------------
consists of (a) 50,000,000 shares of common stock, par value $0.001 per share,
of which        shares are issued and outstanding and        shares are held in
         ------                                       ------
treasury. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in the Imperial Disclosure Reports, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Imperial is a party or which are binding upon Imperial providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Imperial. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Imperial.

         3.04 Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Imperial or any of its assets is subject or any provision of the Certificate of Incorporation or Bylaws of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for Imperial to consummate the transactions contemplated by this Agreement.

         3.05 Filings with the SEC. Since August 1993, Imperial has made all
              --------------------
filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Imperial Public Reports"). To the knowledge of Imperial, each of the Imperial Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. To the knowledge of Imperial, none of the Imperial Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Imperial has delivered to LRI a correct and complete copy of each Imperial Public Report filed by Imperial with the SEC since July 31, 1994 (together with all exhibits and schedules thereto and as amended to date).

         3.06 Financial Statements. Imperial has filed with the SEC (a) an
              --------------------
Annual Report on Form 10-K containing audited consolidated balance sheets as of July 31, 1994 and 1995 and audited statements of income, change in stockholders' equity and cash flow as of and for the year ended July 31, 1995 and (b) a Quarterly Report on Form 10-Q containing unaudited balance sheets as of April 30, 1995 and 1996 and unaudited statements of income, change in stockholders equity and cash flows as of and for the nine months ended April 30, 1996. The financial statements (collectively, the "Imperial Financial Statements") included in or incorporated by reference into the referenced Imperial Public Report (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Imperial and its Subsidiaries as of the indicated dates and the results of operations of Imperial and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of Imperial and its Subsidiaries.

         3.07 Ownership of LRI Shares. LRI is the legal and beneficial owner of,
              -----------------------
and has good title to (and has full right and authority to sell and assign) the LRI Shares and, at Closing, the LRI Shares will be free and clear of all liens, security interests, options, or other charges or encumbrances.

         3.08 Brokers. No agent, broker, investment banker, person or firm
              -------
acting on behalf of the Imperial or Imperial or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Imperial or any Affiliate of Imperial in connection with the transactions contemplated hereby.

         3.09 Investment Intent.

              (a) Imperial understands and acknowledges the speculative nature of and substantial risk of loss associated with an investment in the Sold Shares which may be subject to substantial dilution. Imperial represents and warrants that the Sold Shares constitute an investment which is suitable and consistent with its financial condition and that it is able to bear the risks of such investment for an indefinite period of time, which may include the total loss of its investment in the Sold Shares. Imperial further represents that Imperial has adequate means of providing for its current financial needs and contingencies and no need for liquidity in its investment in the Sold Shares and that Imperial has sufficient financial and business experience to evaluate the merits and risks of an investment in the Sold Shares.

              (b) Imperial understands and acknowledges that the Sold Shares have not been, and will not be, registered under the Securities Act or applicable securities laws of any state and Imperial is aware that no federal or state agency has made any review, finding or determination regarding the terms of the acquisition of the Sold Shares nor any recommendation or endorsement of the Sold Shares as an investment, and Imperial must forego the security, if any, that such a review would provide.

              (c) Imperial understands and acknowledges that the Sold Shares are being offered and sold to Imperial under exemptions from registration provided by the Securities Act and exemptions provided by applicable state securities laws and Imperial warrants and represents that the Sold Shares are being acquired by it solely for its own account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. Imperial represents and warrants that it has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Sold Shares or which would guarantee it any profit or protect it against any loss with respect to the Sold Shares. Further, Imperial has no plans to enter into any such agreement or arrangement, and, consequently, it must bear the economic risk of an investment in the Sold Shares for an indefinite period of time.

         3.10 Limitations on Resale or Transfer. Imperial understands and
              ---------------------------------
acknowledges that the Sold Shares will be "restricted' as defined in Rule 144 under the Securities Act and that it cannot offer to sell, sell or otherwise transfer or distribute the Sold Shares without registration thereof under both the Securities Act and any applicable state securities laws, or unless an exemption is, in the opinion of counsel, available to it under the Securities Act. Imperial further understands and acknowledges that the restrictions on the transfer of the Sold Shares will be noted on the books of each Sold Company, respectively, and that the stock certificates representing the Sold Shares will bear a written legend setting forth the restriction on the transferability of the Sold Shares in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         3.11 Independent Investigation and Advisors. Imperial confirms that it
              --------------------------------------
has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein) for purposes of its acquisition of the Sold Shares, the LRI Disclosure Reports. Imperial represents and warrants that in making the decision to acquire the Sold Shares, it has relied upon its own independent investigation of the Sold Companies and the independent investigation by its representatives, including its own professional legal, tax, and business advisors, and that it and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from LRI, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by Imperial of the Sold Shares and any other matters concerning an investment in the Sold

Companies, and to obtain any additional information Imperial deems necessary to verify the accuracy of the information provided.

         3.12 Disclosure. The representations and warranties contained in this
              ----------
Article 3 do not contain any untrue statement of a fact or omit to state any
---------
fact necessary in order to make the statements and information contained in this
Article 3 not misleading.
---------

                    4. Representations and Warranties of LRI.
                       -------------------------------------

         LRI represents and warrants to Imperial that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and
        ---------
will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the LRI Annual Report on Form
                ---------
10-K for the year ended July 31,1995, and Quarterly Report on Form 10-Q for the nine months ended April 30, 1996, each as filed with the SEC and which accompany this Agreement (the "LRI Disclosure Reports").

         4.01 Organization and Good Standing. LRI is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to conduct business as a foreign corporation and is in good standing as a foreign corporation under the laws of each jurisdiction in which the nature of the business conducted by it or the properties owned, leased, or operated by it makes such qualification necessary, and in which the failure to be so qualified or licensed would have a material adverse effect upon the business, operations, assets or financial condition of LRI.

      4.02 Corporate Power. LRI has all requisite power and authority to own,
           ---------------
lease and operate its properties and to carry on its business as now being conducted. LRI has full right, power, authority and legal capacity to execute, deliver and perform this Agreement and all other agreements contemplated hereby to be executed and delivered by LRI. This Agreement and the consummation of the transaction contemplated hereby have been duly and unanimously approved by the board of directors of LRI and this Agreement has been duly executed and delivered by LRI. This Agreement constitutes the legal, valid and binding obligation of, and is enforceable in accordance with its terms against, LRI except as may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). LRI is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

         4.03 Capitalization. The entire authorized capital stock of LRI
              --------------
consists of 50,000,000 shares of common stock, par value $0.01 per share, of which shares are issued and outstanding, and 5,000,000 shares of preferred stock par value $0.01 per share, of which shares of Series A Convertible Preferred Stock and Shares of Series B

Senior Convertible Preferred Stock are issued and outstanding. All of the issued and outstanding shares of LRI common and preferred stock have been duly authorized, are validly issued, fully paid, and non-assessable.

         4.04 Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which LRI or any of its assets is subject or any provision of its Certificate of Incorporation or Bylaws or (ii) except for the necessary consents of Bank of America and ARP; conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which LRI is a party or by which it is bound or to which any of its assets are subject or result in the imposition of any security interest upon any of its assets. Except for the necessary consents of Bank of America and ARP, LRI is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for LRI to consummate the transactions contemplated by this Agreement.

         4.05 Filings with the SEC. Since December 1991 LRI has made all filings
              --------------------
with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "LRI Public Reports"). To the knowledge of LRI, each of the LRI Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. To the knowledge of LRI, none of the LRI Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. LRI has delivered to Imperial a correct and complete copy of each LRI Public Report filed by LRI with the SEC since July 31, 1994 (together with all exhibits and schedules thereto and as amended to date).

         4.06 Financial Statements. LRI has filed with the SEC (a) an Annual
              --------------------
Report on Form 10-K containing audited consolidated balance sheets as of July 31, 1994 and 1995 and audited statements of income, change in stockholders' equity and cash flow as of and for the year ended July 31, 1995 and (b) a Quarterly Report on Form 10-Q containing unaudited balance sheets as of April 30, 1995 and 1996 and unaudited statements of income, change in stockholders equity and cash flows as of and for the three months ended April 30, 1996. The financial statements (collectively, the "LRI Financial Statements") included in or incorporated by reference into the referenced LRI Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of LRI and its Subsidiaries as of the indicated dates and the results of operations of LRI and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of LRI and its Subsidiaries.

         4.07 Ownership of Sold Shares. LRI is the legal and beneficial owner
              ------------------------
of, and has good title to (and has full right and authority to sell and assign) the Sold Shares and, at closing, the Sold Shares will be free and clear of all liens, security interests, options, or other charges or encumbrances.

                          5. Covenants Pending Closing
                             -------------------------

         5.01 Access: Information. LRI and Imperial shall each give to the other
              -------------------
and to the other's counsel, accountants and other advisors, agents, consultants and representatives (collectively, "Representatives"), full access, during normal business hours throughout the period prior to the Closing Date, to all of the properties, books and records of the other, and will furnish the other during such period all such information concerning it as the other reasonably may request including all land, legal, accounting, engineering, financial and operating and other information with respect to their respective businesses, assets and obligations. Provided, that any furnishing of such access or information to LRI and Imperial or their respective Representatives or any investigation by LRI and Imperial or their respective Representatives shall not affect the right of LRI and Imperial to rely on the representations and warranties of the others made in this Agreement and, provided further, that LRI and Imperial and their respective Representatives shall hold in strict confidence all documents and information concerning each other so furnished which is of a trade secret or confidential nature ("Confidential Information") unless the same shall have become public knowledge other than through disclosure by LRI and Imperial to which such information relates or its Representatives and, if the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and all such Confidential Information (in written form) shall be immediately returned to LRI and Imperial from which it was acquired.

         5.02 Notice of Claims. Imperial will promptly advise LRI and LRI will
              ----------------
promptly advise Imperial, in writing, of the commencement or receipt of any written claim, litigation, or proceeding against it, or any written threat thereof, whether covered by insurance or not, (a) when the amount claimed (taken alone or when added to other claims of which such advice has not therefore been given) exceeds $5,000, (b) when such claim, litigation, proceeding, or written threat thereof relates in any way to this Agreement or any of the transactions contemplated hereby, or (c) when such claim, litigation, proceeding, or written threat thereof relates in any way to any violation of federal or state securities laws. No disclosure by any party pursuant to this Section 5.02, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         5.03 Consents. LRI and Imperial shall each use their best efforts to
              --------
obtain the consent or approval of each person whose consent or approval is required in connection with the execution, delivery or performance of this Agreement.

         5.04 Regulatory Approvals. LRI and Imperial shall each take all actions
              --------------------
necessary and make all filings required to be made with any governmental agency or authority as a condition to consummation of the transactions contemplated by this Agreement so that any waiting periods shall have expired and any approvals or permits required of such agencies or authorities shall have been obtained on or prior to the Closing Date.

         5.05 Cause Conditions to be Satisfied. LRI and Imperial will each use
              --------------------------------
their respective best efforts to take all action and to do all things necessary or appropriate in order to consummate and make effective the transactions contemplated by this Agreement, including the satisfaction (but not waiver) of all conditions to the obligations of LRI and Imperial, respectively, set forth in Sections 2.07 and 2.08 to be satisfied on or prior to the Closing Date.
   -------- -------------

                           6. Termination of Agreement
                              ------------------------

         6.01 Termination of Agreement. Notwithstanding approval of this
              ------------------------
Agreement by the Boards of Directors of both LRI and Imperial, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time on or prior to the Closing Date:

              (a)  by mutual written consent of LRI and Imperial;

              (b) by either Imperial or LRI giving written notice to the other on or before the Closing Date if such party is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the other party;

               (c) by either LRI or Imperial giving written notice to the other on or before the Closing Date, if there has been a material breach by the other of any of its respective representations, warranties or covenants set forth herein, or a failure of any condition to which the obligations of such party is subject;

               (d) by either LRI or Imperial giving written notice to the other on or before the Closing Date, if there has occurred an event giving such parties or party a right to terminate this Agreement pursuant to Section 2.06;
                                                                 ------- ----
or

               (e) by either LRI or Imperial if the Closing has not occurred on or before ___________, 1996 which date may be extended by mutual agreement of the Boards of Directors of LRI and Imperial unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants, agreements and conditions hereof to be performed or observed by such party at or before the closing.

         6.02 Effect of Termination. In the event that this Agreement shall be
              ---------------------
terminated pursuant to Section 6.01 or because of the failure to satisfy any of
                       ------- ----
the conditions specified in Sections 2.07 or 2.08, all further obligations of
                            ---------------------
the parties under this Agreement shall terminate without further liability of any party to another, and each party will pay all costs and expense incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel , provided that (a) the obligations of the parties contained in Section 5.01 hereof shall survive any such termination and (b)
             ------- ----
nothing herein shall relieve a breaching or defaulting party from liability for any such breach or default.

                           7. Survival and Indemnity.
                              ----------------------

         7.01 Survival. All of the representations and warranties of the parties
              --------
contained in this Agreement shall survive the Closing Date, even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing Date, and shall continue in full force and effect for a period of two years thereafter.

         7.02 Indemnity by Imperial. Imperial and its successors and permitted
              ---------------------
assigns shall, to the fullest extent permitted by law, indemnify, defend and hold harmless LRI, its officers , directors and employees and their respective successors and permitted assigns from and against: (a) Losses resulting from Third Party Claims arising from the breach by Imperial of any representations, warranties or covenants contained herein and provided that such Third Party Claims arise and are communicated in writing to Imperial prior to the expiration of two years following the Closing Date; and (b) Losses resulting from the breach by Imperial of any representations, warranties or covenants contained herein and provided that LRI's claim based thereupon is communicated in writing to Imperial within two years following the Closing Date.

         7.03 Indemnity by LRI. LRI and its respective successors and permitted
              ----------------
assigns shall, to the fullest extent permitted by law, indemnify, defend and hold harmless Imperial, its officers, directors and employees and their successors and permitted assigns from and against: (a) Losses resulting from Third Party Claims arising from the breach by LRI of any representations, warranties or covenants contained herein and provided that such Third Party Claims arise and are communicated in writing to LRI prior to the expiration of two years following the Closing Date; and (b) Losses resulting from the breach by LRI of any representations, warranties or covenants contained herein and provided that Imperial's claim based thereupon is communicated in writing to LRI within two years following the Closing Date.

         7.04 Demands. Any Indemnitee hereunder agrees that promptly upon its
              -------
discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any Third Party Claim, with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the Indemnitor, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement and shall include an estimate of the amount of the claim and the appropriate date(s) upon which the breach, act, omission or event occurred if such amount or date(s) can be reasonably estimated. The Indemnitor shall not be obligated to indemnify the Indemnitee with respect to any Third Party Claim if the Indemnitee knowingly failed to notify the Indemnitor thereof in accordance with the provisions of this Agreement in sufficient time to permit the Indemnitor or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Third Party Claim, only insofar as such knowing failure to notify the Indemnitor actually resulted in prejudice or damage to the Indemnitor.

         7.05 Right to Contest and Defend. The Indemnitor is entitled at its
              ---------------------------
cost and expense to contest and defend by all appropriate legal proceedings any Third Party Claim with respect to which it is called upon to indemnify an Indemnitee under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the Indemnitor to the Indemnitee within 20 calendar days from the date of receipt by the Indemnitor of notice by the Indemnitee of the assertion of the Third Party Claim. Any such contest may be conducted in the name and on behalf of the Indemnitor or the Indemnitee as may be appropriate. Such contest shall be conducted by reputable counsel employed by the Indemnitor, but the Indemnitee shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. If the Indemnitee joins in any such contest, the Indemnitor shall have full authority to determine all action to be taken with respect thereto; provided, however, that the Indemnitor will not have the authority to subject the Indemnitee to any obligation whatsoever, other than the performance of purely ministerial tasks (e.g., the execution of settlement agreements and other documentation) or obligations not involving material expense. If the Indemnitor does not elect to contest any such claim, any Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee. At any time after the commencement of the defense of any Third Party Claim, the Indemnitor may request the Indemnitee to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnitor of the asserted Third Party Claim, whereupon such action shall be taken unless the Indemnitee determines that the contest should be continued, and so notifies the Indemnitor in writing within 15 days of such request from the Indemnitor. If the Indemnitee determines that the contest should be continued, the Indemnitor shall be liable hereunder only to the extent of the amount that the other party to the contested Third Party Claim had agreed unconditionally to accept in payment or compromise as of the time the Indemnitor made its request therefor to the Indemnitee.

         7.06 Cooperation. If requested by the Indemnitor, the Indemnitee agrees
              -----------
to cooperate with the Indemnitor and its counsel in contesting any Third Party Claim that the Indemnitor elects to contest or, if appropriate, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person, but the Indemnitor will reimburse the Indemnitee for any expenses incurred by it in so cooperating.

         7.07 Right to Participate. The Indemnitor agrees to afford the
              --------------------
Indemnitee and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Third Party Claim against the Indemnitee or conferences with representatives of or counsel for such persons.

         7.08 Payment of Damages. The Indemnitor shall pay to the Indemnitee in
              ------------------
immediately available funds the amount of any damages to which the Indemnitee may become entitled by reason of the provisions of this Article 7, such payment
                                                        ---------
to be made within 10 calendar days after any such amount of damages is finally determined either by mutual agreement of the parties hereto or the final unappealable judgment of a court of competent jurisdiction.

         7.09 No Insurance: Subrogation. The indemnifications provided in this
              -------------------------
Article 7 shall not be construed as a form of insurance and shall be binding
---------
upon and inure to the benefit of Imperial, LRI and its respective Affiliates, heirs, successors and permitted assigns. To the extent permitted under existing insurance contracts and applicable laws, Imperial and LRI hereby waive for themselves, its Affiliates, heirs, successors and permitted assigns, including without limitation any insurers, any rights to subrogation for Losses arising from Third Party Claims for which each of them is respectively liable or against which each respectively indemnifies the other, and, if necessary, said parties shall obtain waiver of such subrogation from its respective insurers.

                                8. Miscellaneous
                                   -------------

           8.01 Press Releases and Public Announcements. No party shall issue
                ---------------------------------------
any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties. Provided however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable efforts to advise the other party prior to making the disclosure)

           8.02 Brokers and Finders. Each party hereto represents that no
                -------------------
broker, agent, finder or other party has been retained by either party, and no brokerage or finder's fees or agent's commissions or other like payment has been agreed to be paid by him or it in connection with this Agreement or on account of the transactions contemplated by this Agreement. Each party agrees to indemnify and hold harmless the other parties from and against any and every claim arising by breach of the aforesaid representation and warranty and all costs and expenses, legal or otherwise, which any such party may incur as the result of any such claim.

           8.03 Survival of Representations. All representations, warranties and
                ---------------------------
agreements contained herein or made in writing by the parties in connection with the transaction contemplated hereby, except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution, delivery and Closing of this Agreement.

           8.04 No Third-Party Beneficiaries. This Agreement shall not confer
                ----------------------------
any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

           8.05 Expenses and Attorney Fees. Each party will pay its own expenses
                --------------------------
in connection with the transaction contemplated herein, including, without limiting the generality of the foregoing, legal and accounting fees.

           8.06 Partial Invalidity. If any term, covenant or condition of this
                ------------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         8.07 Notices. Any notice relating to this Agreement shall be deemed
              -------
sufficiently given and served for all purposes if given by a telegram filed, charges prepaid, or a writing deposited in the United States Mail, postage prepaid and registered or certified within the Continental United States, addressed as follows:

              (a)      Notices to LRI shall be addressed as follows:

                       LaTex Resources, Inc.
                       Suite 1000
                       4200 East Skelly Drive
                       Tulsa, Oklahoma 74135

                       Attention: John L. Cox, Vice President and Chief
                                  Financial Officer

                   with copy to:

                       S. Erickson Grimshaw, Esq.
                       Pray, Walker, Jackman,
                       Williamson & Marlar
                       900 ONEOK Plaza
                       Tulsa, Oklahoma 74103

               (b)      Notices to Imperial shall be addressed as follows:

                            Imperial Petroleum, Inc.
                            Suite 312
                            100 NW Second Street
                            Evansville, Indiana 47708

                            Attention: Jeffrey T. Wilson, Chairman and Chief
                                       Executive Officer

         8.08 Successors and Assigns. This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of the parties hereto and no right or liability or obligation arising hereunder may be assigned by any party hereto without the prior written consent of the other parties.

         8.09 Time of Essence. Time is of the essence as to all of the
              ---------------
terms, conditions and provisions hereof.

         8.10 Law Governing/Fees. This Agreement shall be construed and
              ------------------
interpreted in accordance with and governed and enforced in all respects by the laws of the State of Oklahoma. In the event any legal proceeding is instituted to interpret or enforce the provisions of this Agreement, the prevailing party(s) shall be entitled to recover its reasonable attorney fees from the non-prevailing party(s) hereto.

         8.11 Headings. The section, subsection and paragraph headings
              --------
throughout this Agreement are for convenience and reference only, and the words contained therein shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

         8.12 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each signed by different persons and all of said counterparts together shall constitute one and the same instrument, and such instrument shall be deemed to have been made, executed and delivered on the date first hereinabove written, irrespective of the time or times when the same or any counterparts thereof actually may have been executed and delivered.

         8.13 Entire Agreement. This writing contains the entire agreement of
              ----------------
the parties hereto and may not be modified, altered or changed in any manner whatsoever, except by a written agreement signed by the parties hereto.

                                  LaTex Resources, INC.

                                  By: /s/ John L Cox
                                      -----------------------------
                                      John L. Cox,
                                      Vice President and Chief
                                      Financial Officer


                                  IMPERIAL PETROLEUM, INC.


                                  By: /s/ Jeffrey T. Wilson
                                      -----------------------------
                                      Jeffrey T. Wilson,
                                      Chairman and Chief
                                      Executive Officer